EXHIBIT 99.1
------------


JONES LANG LASALLE                                   NEWS RELEASE



Contact:    Lauralee E. Martin
Title:      Chief Operating and Financial Officer
Phone:      +1 312 228 2073


 JONES LANG LASALLE REPORTS 15 PERCENT REVENUE GROWTH IN FIRST QUARTER 2008;
                 NET INCOME OF $2.8 MILLION, $0.09 PER SHARE

                     Firm Declares Semi-Annual Dividend

CHICAGO, APRIL 29, 2008 - Jones Lang LaSalle Incorporated (NYSE: JLL), the leading integrated financial and professional services firm specializing in real estate, today reported net income of $2.8 million, or $0.09 per diluted share of common stock, for the quarter ended March 31, 2008, compared with net income of $27.3 million, or $0.81 per share, for the first quarter of 2007. Revenue for the first quarter of 2008 was $564 million, an increase of 15 percent in U.S. dollars and nine percent in local currencies from the prior year. Operating income for the first quarter of 2008 was $7.9 million compared with $36.5 million for the prior year. Included in the firm's 2007 results was a significant Capital Markets performance fee from a portfolio transaction completed in Germany.

All operating segments achieved revenue growth in the first quarter of 2008 compared with the same period in 2007. Revenue from LaSalle Investment Management's Advisory fees and the Asia Pacific region each increased approximately 35 percent over the prior year. The firm's Hotels and broader Capital Markets businesses, which had been involved in large portfolio transactions in previous quarters, were significantly impacted in the first quarter of 2008 by liquidity conditions in credit markets. Offsetting this impact, however, was solid revenue performance in the remaining business.

------------------------------------------------------------------------

First Quarter 2008 Highlights:

      . Revenue increased 15 percent to $564 million with growth in all business segments

      .     Revenue growth of 34 percent in LaSalle Investment
            Management's Advisory fees

      .     Semi-annual dividend declared

------------------------------------------------------------------------

"While the credit environment slowed our Capital Markets transactions worldwide, we continued to grow our revenue with solid performance across the rest of our broad geographic and client-service platform. LaSalle Investment Management also produced a healthy quarter," said Colin Dyer, Chief Executive Officer of Jones Lang LaSalle. "We remain focused on actively managing our cost base while we continue to deliver real value to our clients and build strong market positions globally," Dyer added.

JONES LANG LASALLE REPORTS 15 PERCENT REVENUE GROWTH IN FIRST QUARTER 2008 -- PAGE 2



Operating expenses of $556 million for the first quarter of 2008 represented an increase of 23 percent in U.S. dollars and 16 percent in local currencies compared with the prior year's expenses of $454 million. Operating expenses increased as a result of acquisition costs and global platform improvements added throughout 2007. During the first quarter of each year, the firm's results also are influenced by the seasonal nature of the business, as greater proportions of annual revenue and profits are realized in subsequent quarters. The firm is actively managing expenses, while remaining focused on growth opportunities.

In addition to the 13 acquisitions closed in 2007, the firm completed an additional seven in the first quarter of 2008. The recent acquisitions were made in all regions and have expanded the firm's presence as well as further diversified its product lines.


DECLARATION OF SEMI-ANNUAL DIVIDEND
-----------------------------------

The Board of Directors declared a semi-annual dividend of $0.50 per share of its common stock. The dividend payment will be made on June 13, 2008, to holders of record at the close of business on May 15, 2008.


BUSINESS SEGMENT FIRST QUARTER PERFORMANCE HIGHLIGHTS
-----------------------------------------------------

INVESTOR AND OCCUPIER SERVICES

  . In the AMERICAS region, revenue for the first quarter of 2008 was $174 million, an increase of 17 percent over the same period last year, despite a decrease of 54 percent in Capital Markets revenue and fewer transactions completed in the Americas Hotels business. The growth in revenue was driven mainly by Management services, which increased 25 percent for the quarter compared with 2007. Transaction services grew nine percent for the same period over last year as a result of the firm's healthy market leasing activity.

      Revenue from Account Management, including leasing revenue, increased 54 percent over the prior year, benefiting from new and expanded relationships with corporate clients. The region's total leasing revenue increased nearly 40 percent over 2007, driven by activity from the investment hires and acquisitions that were completed in the prior year. The growth in both of these businesses, as well as a year-over-year increase of 65 percent in revenue from Latin America, offset the decline in Capital Markets revenue.

      Total operating expenses increased 22 percent for the first quarter of 2008 compared with 2007. Contributing to the increase were the impact of expenses relating to the addition of revenue generators in key markets during 2007, as well as the impact of strategic acquisitions.

   . EMEA's revenue for the first quarter of 2008 was $183 million compared with $177 million in the prior year. Management services revenue grew 50 percent to $48.2 million for the quarter. Transaction services revenue decreased seven percent to $132 million as a result of reduced transaction volume in Capital Markets. Revenue from the firm's Capital Markets decreased 29 percent in the first quarter of 2008 excluding the performance fee generated from the significant portfolio transaction completed in Germany in 2007, while market volumes as a whole in Europe were down 38 percent.

JONES LANG LASALLE REPORTS 15 PERCENT REVENUE GROWTH IN FIRST QUARTER 2008 -- PAGE 3



      Despite the lower volume of Capital Markets transactions compared with the prior year, demand for other services increased. Agency Leasing momentum continued from the end of 2007, with revenue increasing approximately 30 percent in the first quarter year over year. Advisory Services revenue increased 38 percent for the same period. While the slowdown in Capital Markets activity significantly impacted Germany and the UK, Capital Markets activity increased in the growth markets of Dubai and Finland, while the growth in the mature markets of Holland and Belgium was driven by growth in market share. Geographically, France, Dubai, Russia and Holland had healthy growth in total revenue over 2007.

      Operating expenses increased by 17 percent for the first quarter of 2008 compared with the prior year, primarily due to the impact of acquisitions.

   . Revenue for the ASIA PACIFIC region for the first quarter of 2008 was $117 million, an increase of 36 percent over the prior year despite several large Capital Markets transactions being delayed. Growth for the quarter resulted from both Transaction services revenue, which increased nearly 50 percent, and Management services revenue, which increased 27 percent.

      Australia, the largest market in the Asia Pacific region, benefited from growth across all of its business lines, resulting in overall revenue growth of nearly 50 percent over the prior year. The growth markets of China, Japan and India had strong increases in revenue over the prior year. Revenue in China and Japan increased 45 and 20 percent, respectively. India had strong revenue growth over the prior year, benefiting both from economic growth and the acquisition the firm completed in the third quarter of 2007.

      Operating expenses for the region increased 40 percent over the prior year. Operating expenses increased at a faster pace than revenue due to the growing geographic platform, enhanced client service capabilities and technology infrastructure added to serve the large potential of the region.


LASALLE INVESTMENT MANAGEMENT

      LASALLE INVESTMENT MANAGEMENT'S first-quarter revenue increased to $87.4 million, up 11 percent over the prior year. The increase in revenue was driven by the continued growth of the annuity-based business, leading to a year-over-year increase in Advisory fees of 34 percent, with particularly strong results in Asia Pacific. This growth in LaSalle Investment Management's annuity business was principally due to a healthy increase in assets under management over the prior year to $50 billion, together with Advisory fees generated from recently committed capital. Supporting this growth, the firm's co-investment capital at the end of the first quarter of 2008 grew to $164 million, a 23 percent increase over the prior year.

      Incentive fees vary significantly from period to period due to both the performance of the underlying investments and the contractual timing of the measurement periods for different clients. During the first quarter of 2008, Incentive fees were $13.2 million compared with $21.9 million in 2007.

      LaSalle Investment Management raised approximately $600 million of equity in the first quarter of 2008. Investments made on behalf of clients in the first quarter of 2008 were $1.4 billion, slightly above the amount invested in the first quarter of 2007.

JONES LANG LASALLE REPORTS 15 PERCENT REVENUE GROWTH IN FIRST QUARTER 2008 -- PAGE 4



SUMMARY

The firm experienced revenue growth across all geographic segments in the first quarter of 2008, the result of expanded market share, focused strategic investments, and its globally diverse business platform and service lines. LaSalle Investment Management's solid financial results were a reflection of its outstanding track record and research-based approach for delivering value for clients. In the face of uncertainty in the credit markets, which is slowing Capital Markets activity around the world, the firm is focused on driving performance across the balance of its diverse platform.




Statements in this press release regarding, among other things, future financial results and performance, achievements, plans and objectives, dividend payments and share repurchases may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance, achievements, plans and objectives of Jones Lang LaSalle to be materially different from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include those discussed under "Business," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Quantitative and Qualitative Disclosures about Market Risk," and elsewhere in Jones Lang LaSalle's Annual Report on Form 10-K for the year ended December 31, 2007 and in other reports filed with the Securities and Exchange Commission. There can be no assurance that future dividends will be declared since the actual declaration of future dividends, and the establishment of record and payment dates, remains subject to final determination by the Company's Board of Directors. Statements speak only as of the date of this release. Jones Lang LaSalle expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change in Jones Lang LaSalle's expectations or results, or any change in events.







ABOUT JONES LANG LASALLE

Jones Lang LaSalle (NYSE: JLL) is a financial and professional services firm specializing in real estate. The firm offers integrated services delivered by expert teams worldwide to clients seeking increased value by owning, occupying or investing in real estate. With 2007 global revenue of $2.7 billion, Jones Lang LaSalle has approximately 170 offices worldwide and operates in more than 700 cities in 60 countries. The firm is an industry leader in property and corporate facility management services, with a portfolio of approximately 1.2 billion square feet worldwide. LaSalle Investment Management, the company's investment management business, is one of the world's largest and most diverse in real estate with approximately $50 billion of assets under management. For further information, please visit our Web site, www.joneslanglasalle.com

For further information, please visit our Web site, www.joneslanglasalle.com | 200 East Randolph Drive Chicago Illinois 60601 | 22 Hanover Square London W1A 2BN | 9 Raffles Place #39-00 Republic Plaza Singapore 048619

JONES LANG LASALLE REPORTS 15 PERCENT REVENUE GROWTH IN FIRST QUARTER 2008 -- PAGE 5



CONFERENCE CALL

The firm will conduct a conference call for shareholders, analysts and investment professionals on Wednesday, April 30 at 9:00 a.m. EDT.

To participate in the teleconference, please dial into one of the following phone numbers five to 10 minutes before the start time:

..     U.S. callers:           +1 877 809 9540
..     International callers:  +1 706 679 7364
..     Pass code:              43977105


WEBCAST

Follow these steps to listen to the webcast:

1.    You must have a minimum 14.4 Kbps Internet connection

2. Log on to http://www.videonewswire.com/event.asp?id=47769 and follow instructions

3. Download free Windows Media Player software: (link located under registration form)

4. If you experience problems listening, send an e-mail to webcastsupport@tfprn.com


CONFERENCE CALL REPLAY

Available: 11:00 a.m. EDT Wednesday, April 30 through Midnight EDT May 7 at the following numbers:

..     U.S. callers:           +1 800 642 1687
..     International callers:  +1 706 645 9291
..     Pass code:              43977105


WEB AUDIO REPLAY

Audio replay will be available for download or stream within 24 hours of conference call. This information and link is also available on the company's Web site: www.joneslanglasalle.com.

If you have any questions, call Yvonne Peterson of Jones Lang LaSalle's Investor Relations department at +1 312 228 2919.



                                  #   #   #

                       JONES LANG LASALLE INCORPORATED
                     CONSOLIDATED STATEMENTS OF EARNINGS
             FOR THE THREE MONTHS ENDED MARCH 31, 2008 AND 2007
                      (in thousands, except share data)
                                 (Unaudited)


                                                      Three Months
                                                     Ended March 31,
                                               -------------------------
                                                   2008          2007
                                               -----------   -----------

Revenue                                        $   563,920   $   490,054

Operating expenses:
    Compensation and benefits                      378,873       325,657
    Operating, administrative and other            160,866       115,685
    Depreciation and amortization                   16,446        12,625
    Restructuring credits                             (188)         (411)
                                               -----------   -----------

          Total operating expenses                 555,997       453,556
                                               -----------   -----------

          Operating income                           7,923        36,498

Interest expense, net of interest income             1,176         1,838
Gain on sale of investments                             --         2,426
Equity in (loss) earnings from
  unconsolidated ventures                           (2,213)          134
                                               -----------   -----------

Income before provision for income taxes
  and minority interest                              4,534        37,220
Provision for income taxes                           1,143         9,924
Minority interest, net of tax                          552            --
                                               -----------   -----------
Net income                                     $     2,839   $    27,296
                                               ===========   ===========

Basic earnings per common share                $      0.09   $      0.85
                                               ===========   ===========
Basic weighted average shares outstanding       31,772,825    31,929,818
                                               ===========   ===========

Diluted earnings per common share              $      0.09   $      0.81
                                               ===========   ===========
Diluted weighted average shares outstanding     33,229,444    33,687,389
                                               ===========   ===========

EBITDA                                         $    21,604   $    51,683
                                               ===========   ===========


Please reference attached financial statement notes.

                       JONES LANG LASALLE INCORPORATED
                          SEGMENT OPERATING RESULTS
             FOR THE THREE MONTHS ENDED MARCH 31, 2008 AND 2007
                               (in thousands)
                                 (Unaudited)


                                                      Three Months
                                                     Ended March 31,
                                               -------------------------
                                                   2008          2007
                                               -----------   -----------
INVESTOR & OCCUPIER SERVICES
  AMERICAS
    Revenue:
      Transaction services                     $    79,360   $    72,690
      Management services                           88,748        70,933
      Equity earnings                                   --           150
      Other services                                 5,757         4,496
                                               -----------   -----------
                                                   173,865       148,269

   Operating expenses:
      Compensation, operating
        and administrative                         166,569       135,886
      Depreciation and amortization                  7,048         5,922
                                               -----------   -----------
                                                   173,617       141,808
                                               -----------   -----------
      Operating income                         $       248   $     6,461
                                               ===========   ===========

  EMEA
    Revenue:
      Transaction services                     $   132,414   $   142,138
      Management services                           48,177        32,082
      Equity earnings (loss)                            16          (367)
      Other services                                 2,455         3,037
                                               -----------   -----------
                                                   183,062       176,890

    Operating expenses:
      Compensation, operating
        and administrative                         184,060       157,725
      Depreciation and amortization                  6,021         4,515
                                               -----------   -----------
                                                   190,081       162,240
                                               -----------   -----------
      Operating (loss) income                  $    (7,019)  $    14,650
                                               ===========   ===========

  ASIA PACIFIC
    Revenue:
      Transaction services                     $    58,883   $    39,596
      Management services                           57,073        45,059
      Equity (loss) earnings                           (62)           21
      Other services                                 1,504         1,719
                                               -----------   -----------
                                                   117,398        86,395
    Operating expenses:
      Compensation, operating
        and administrative                         122,407        87,468
      Depreciation and amortization                  2,877         1,773
                                               -----------   -----------
                                                   125,284        89,241
                                               -----------   -----------
      Operating loss                           $    (7,886)  $    (2,846)
                                               ===========   ===========

(continued)

                       JONES LANG LASALLE INCORPORATED
                    SEGMENT OPERATING RESULTS - CONTINUED
             FOR THE THREE MONTHS ENDED MARCH 31, 2008 AND 2007
                               (in thousands)
                                 (Unaudited)


                                                      Three Months
                                                     Ended March 31,
                                               -------------------------
                                                   2008          2007
                                               -----------   -----------
  LASALLE INVESTMENT MANAGEMENT
    Revenue:
      Transaction services                     $     4,225   $     2,519
      Advisory fees                                 72,130        53,919
      Incentive fees                                13,194        21,866
      Equity (loss) earnings                        (2,167)          330
                                               -----------   -----------
                                                    87,382        78,634
    Operating expenses:
      Compensation, operating
        and administrative                          66,703        60,263
      Depreciation and amortization                    500           415
                                               -----------   -----------
                                                    67,203        60,678
                                               -----------   -----------
      Operating income                         $    20,179   $    17,956
                                               ===========   ===========

---------------------------------------------------------------------

      Total segment revenue                    $   561,707   $   490,188
      Reclassification of equity
        (loss) earnings                             (2,213)          134
                                               -----------   -----------
          Total revenue                        $   563,920   $   490,054
                                               ===========   ===========

          Total operating expenses
            before restructuring credits       $   556,185   $   453,967
                                               ===========   ===========

          Operating income before
            restructuring credits              $     7,735   $    36,087
                                               ===========   ===========


Please reference attached financial statement notes.

                       JONES LANG LASALLE INCORPORATED
                         CONSOLIDATED BALANCE SHEETS
            MARCH 31, 2008, DECEMBER 31, 2007 AND MARCH 31, 2007
                               (in thousands)



                                    March 31,                  March 31,
                                      2008      December 31,     2007
                                   (Unaudited)      2007      (Unaudited)
                                   -----------  ------------  -----------
ASSETS
------
Current assets:
  Cash and cash equivalents       $    74,648   $    78,580  $    43,254
  Trade receivables,
    net of allowances                 749,300       834,865      565,654
  Notes and other receivables          68,642        52,695       44,162
  Prepaid expenses                     28,268        26,148       23,859
  Deferred tax assets                  64,999        64,872       47,806
  Other assets                         13,994        13,816       27,668
                                  -----------   -----------  -----------
        Total current assets          999,851     1,070,976      752,403

  Property and equipment,
    at cost, less accumulated
    depreciation                      200,909       193,329      131,024
  Goodwill, with indefinite
    useful lives, at cost,
    less accumulated
    amortization                      731,501       694,004      529,912
  Identified intangibles, with
    finite useful lives,
    at cost, less accumulated
    amortization                       44,673        41,670       37,959
  Investments in real estate
    ventures                          164,042       151,800      133,227
  Long-term receivables                42,733        33,219       27,978
  Deferred tax assets                  84,914        58,584       39,434
  Other assets                         47,051        48,292       48,815
                                  -----------   -----------  -----------
                                  $ 2,315,674   $ 2,291,874  $ 1,700,752
                                  ===========   ===========  ===========

(continued)

                       JONES LANG LASALLE INCORPORATED
                   CONSOLIDATED BALANCE SHEETS - CONTINUED
            MARCH 31, 2008, DECEMBER 31, 2007 AND MARCH 31, 2007
                               (in thousands)



                                    March 31,                  March 31,
                                      2008      December 31,     2007
                                   (Unaudited)      2007      (Unaudited)
                                   -----------  ------------  -----------
LIABILITIES AND
SHAREHOLDERS' EQUITY
--------------------
Current liabilities:
  Accounts payable and
    accrued liabilities           $   255,564   $   302,976  $   176,108
  Accrued compensation                320,784       655,895      283,099
  Short-term borrowings                29,698        14,385       29,090
  Deferred tax liabilities             13,811           727        1,734
  Deferred income                      22,504        29,756       22,988
  Deferred business acquisition
    obligations                        44,542        45,363       18,800
  Other liabilities                    64,312        60,193       41,079
                                  -----------   -----------  -----------
        Total current liabilities     751,215     1,109,295      572,898

Long-term liabilities:
  Credit facilities                   350,599        29,205      236,770
  Deferred tax liabilities              1,910         6,577        2,090
  Deferred compensation                41,468        46,423       29,883
  Minimum pension liability             1,096         1,096       19,749
  Deferred business acquisition
    obligations                        33,102        36,679       21,519
  Other liabilities                    50,484        43,794       40,919
                                  -----------   -----------  -----------
        Total liabilities           1,229,874     1,273,069      923,828

Minority interest                       8,767         8,272           --

Shareholders' equity:
  Common stock, $.01 par value
    per share, 100,000,000 shares
    authorized; 31,816,980,
    31,722,587 and 36,785,205
    shares issued and outstanding
    as of March 31, 2008,
    December 31, 2007 and
    March 31, 2007, respectively          318           317          368
  Additional paid-in capital          458,776       441,951      693,572
  Retained earnings                   487,679       484,840      283,263
  Stock held by subsidiary                 --            --     (219,359)
  Stock held in trust                  (1,930)       (1,930)      (1,427)
  Accumulated other compre-
    hensive income                    132,190        85,355       20,507
                                  -----------   -----------  -----------
        Total shareholders'
          equity                    1,077,033     1,010,533      776,924
                                  -----------   -----------  -----------
                                  $ 2,315,674   $ 2,291,874  $ 1,700,752
                                  ===========   ===========  ===========


Please reference attached financial statement notes.

                       JONES LANG LASALLE INCORPORATED
              SUMMARIZED CONSOLIDATED STATEMENTS OF CASH FLOWS
             FOR THE THREE MONTHS ENDED MARCH 31, 2008 AND 2007
                               (in thousands)
                                 (Unaudited)


                                                      Three Months
                                                     Ended March 31,
                                               -------------------------
                                                   2008          2007
                                               -----------   -----------

Cash used in operating activities              $  (271,850)  $  (182,417)

Cash used in investing activities                  (69,933)      (24,547)

Cash provided by financing activities              337,851       199,606
                                               -----------   -----------
          Net decrease in cash and
            cash equivalents                        (3,932)       (7,358)

Cash and cash equivalents,
  beginning of period                               78,580        50,612
                                               -----------   -----------

Cash and cash equivalents,
  end of period                                $    74,648   $    43,254
                                               ===========   ===========



Please reference attached financial statement notes.

                       JONES LANG LASALLE INCORPORATED
                          FINANCIAL STATEMENT NOTES


1. EBITDA represents earnings before interest expense, net of interest income, income taxes, depreciation and amortization. Although EBITDA is a non-GAAP financial measure, it is used extensively by management and is useful to investors as one of the primary metrics for evaluating operating performance and liquidity. The firm believes that an increase in EBITDA is an indicator of improved ability to service existing debt, to sustain potential future increases in debt and to satisfy capital requirements. EBITDA is also used in the calculations of certain covenants related to the firm's revolving credit facility. However, EBITDA should not be considered as an alternative either to net income or net cash provided by operating activities, both of which are determined in accordance with GAAP. Because EBITDA is not calculated under GAAP, the firm's EBITDA may not be comparable to similarly titled measures used by other companies.

      Below is a reconciliation of net income to EBITDA (in thousands):

                                                      Three Months
                                                     Ended March 31,
                                               -------------------------
                                                   2008          2007
                                               -----------   -----------

      Net income                               $     2,839   $    27,296
      Add:
      Interest expense, net of
        interest income                              1,176         1,838
      Provision for income taxes                     1,143         9,924
      Depreciation and amortization                 16,446        12,625
                                               -----------   -----------
      EBITDA                                   $    21,604   $    51,683
                                               ===========   ===========

      Below is a reconciliation of net cash provided by operating activities, the most comparable cash flow measure on the consolidated statements of cash flows, to EBITDA (in thousands):

                                                      Three Months
                                                     Ended March 31,
                                               -------------------------
                                                   2008          2007
                                               -----------   -----------

      Net cash used in operating activities    $  (271,850)  $  (182,417)
      Add:
      Interest expense, net of
        interest income                              1,176         1,838
      Change in working capital and
        non-cash expenses                          291,135       222,338
      Provision for income taxes                     1,143         9,924
                                               -----------   -----------
      EBITDA                                   $    21,604   $    51,683
                                               ===========   ===========

2. For purposes of segment operating results, the allocation of restructuring credits to our segments has been determined to not be meaningful to investors. Additionally, the performance of segment results has been evaluated without these charges being allocated.

3. The consolidated statements of cash flows are presented in summarized form. For complete consolidated statements of cash flows, please refer to the firm's Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, to be filed with the Securities and Exchange Commission shortly.

4.    EMEA refers to Europe, Middle East, and Africa.